Exhibit 77Q3-3

Registrant Name: Vanguard International Equity Index Funds
File Number: 811-05972
Registrant CIK Number: 0000857489

Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.

                                 Exhibit 77Q3-4

Item 72DD
Series 1 Vanguard European Stock Index Fund
                                                                                                                    (000)
1. Total Income dividends for which record date passed during the period                                            $95,319
2. Dividends for a second class of open-end company shares                                                          $8,302
3. Dividends for a third class of open-end company shares                                                           $10,645

Item 72DD
Series 2 Vanguard Pacific Stock Index Fund
                                                                                                                    (000)
1. Total Income dividends for which record date passed during the period                                            $15,916
2. Dividends for a second class of open-end company shares                                                          $1,318
3. Dividends for a third class of open-end company shares                                                           $2,312
Item 73
Series 1 Vanguard European Stock Index Fund

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.400
        2. Dividends from a second class of open-end company shares                                                 $.975
        3. Dividends from a third class of open-end company shares                                                  $.425


Item 73
Series 2 Vanguard Pacific Stock Index Fund

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.067
        2. Dividends from a second class of open-end company shares                                                 $.473
        3. Dividends from a third class of open-end company shares                                                  $.075

Item 74
Series 1 Vanguard European Stock Index Fund

U)      1. Number of shares outstanding                                                                              254,913
        2. Number of shares outstanding for a second class of shares of open-end company shares                        8,969
        3. Number of shares outstanding for a third class of shares of open-end company shares                        30,090


V)      1. Net asset value per share (to the nearest cent)                                                            16.70
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                  39.21
        3. Number of shares outstanding for a third class of shares of open-end company shares                        16.71
Item 74
Series 2 Vanguard Pacific Stock Index Fund

U)      1. Number of shares outstanding                                                                              253,995
        2. Number of shares outstanding for a second class of shares of open-end company shares                        2,955
        3. Number of shares outstanding for a third class of shares of open-end company shares                        34,030


V)      1. Net asset value per share (to the nearest cent)                                                             5.60
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                  36.62
        3. Number of shares outstanding for a third class of shares of open-end company shares                         5.60